                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 11-K

(Mark One)

[X]  Annual Report pursuant to Section 15(d) of the Securities Exchange Act of
     1934

For the Fiscal year ended December 31, 1998

                                       OR

[ ] Transition report pursuant to section 15(d) of the Securities Exchange Act of 1934

For the Transition period from __________________ to _________________

Commission file number 1-4957


                          PROFIT SHARING, INVESTMENT
                             AND PAY DEFERRAL PLAN
                           OF NALCO CHEMICAL COMPANY

                            NALCO CHEMICAL COMPANY
                               One Nalco Center
                       Naperville, Illinois  60563-1198

              (Issuer and address of principal executive offices)

                             NALCO CHEMICAL COMPANY
                           PROFIT SHARING, INVESTMENT
                             AND PAY DEFERRAL PLAN
                             ---------------------

                              FINANCIAL STATEMENTS
                                 AND SCHEDULES
                                 -------------

                          DECEMBER 31, 1998 and 1997
                          --------------------------

                            NALCO CHEMICAL COMPANY
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------

                             FINANCIAL STATEMENTS
                                 AND SCHEDULES
                                 -------------


                                     INDEX
                                     -----


                                                                                       Page(s)
                                                                                     -----------
Report of Independent Accountants                                                          1

Statements of Net Assets Available for Plan Benefits                                       2

Statements of Changes in Net Assets Available for Plan Benefits                            3

Notes to Financial Statements                                                            4-13


Supplementary Schedules:

Item 27a--Schedule of Assets Held for Investment Purposes at December 31, 1998       Schedule I

Item 27d--Schedule of Reportable Transactions for the Year Ended December 31, 1998   Schedule II

Note:  All other schedules have been omitted because they are not applicable

                       Report of Independent Accountants
                       ---------------------------------

March 26, 1999

To the Employee Benefit Plan
Administration Committee of
Nalco Chemical Company:


In our opinion, the accompanying statements of net assets available for plan benefits and the related statements of changes in net assets available for plan benefits present fairly, in all material respects, the net assets available for benefits of the Nalco Chemical Company Profit Sharing, Investment and Pay Deferral Plan at December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in the supplementary schedules is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                  PricewaterhouseCoopers LLP

                            NALCO CHEMICAL COMPANY
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------

             STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
             ----------------------------------------------------

                       AS OF DECEMBER 31, 1998 and 1997
                       --------------------------------


                                                                 1998                   1997
                                                        ----------------------  ---------------------
Investments, at fair value:
  Nalco Chemical Company common stock                             $ 75,104,971           $ 98,123,822

  Mutual funds                                                      82,272,901             98,974,383

  Group annuity contract deposits                                   36,944,097             50,965,924

  Bank commingled investment funds                                  63,761,859             41,540,862

  Collective short-term investment funds                            26,512,592             10,500,682
                                                                  ------------           ------------
                                                                   284,596,420            300,105,673

Loans receivable from participants                                   5,417,307              5,604,934

Due from Nalco Chemical Company Employee Stock
 Ownership Plan                                                      3,795,959                 89,410

Accrued income receivable                                              153,686                246,199
                                                                  ------------           ------------
Net assets available for plan benefits                            $293,963,372           $306,046,216
                                                                  ============           ============

                  The accompanying notes are an integral part
                         of these financial statements.

                             NALCO CHEMICAL COMPANY
                PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 and 1997


                                                                     1998                     1997
                                                                  ------------            ------------
Sources of net assets:
  Contributions by employees                                      $ 17,325,559            $ 14,403,378
  Dividend income                                                    3,429,577               3,774,078
  Interest income                                                    4,208,514               4,492,750
  Transfers from Nalco Chemical Company
   Employee Stock Ownership Plan                                     5,077,002                 934,736
  Participant loan repayments                                        3,164,231               3,000,833
  Net (depreciation)/appreciation of investments                    (3,799,826)             30,169,423
                                                                  ------------            ------------
Total sources of net assets                                         29,405,057              56,775,198
Applications of net assets:
  Administrative expenses                                              (36,661)                (71,324)
  Participant loans                                                 (2,817,529)             (2,954,444)
  Withdrawals by participants                                      (38,633,711)            (32,809,447)
                                                                  ------------            ------------
(Decrease)/Increase in net assets available for plan
 benefits                                                          (12,082,844)             20,939,983
Net assets available for plan benefits at beginning
 of period                                                         306,046,216             285,106,233
                                                                  ------------            ------------
Net assets available for plan benefits at end of period           $293,963,372            $306,046,216
                                                                  ============            ============


                  The accompanying notes are an integral part
                         of these financial statements.

                             NALCO CHEMICAL COMPANY
                PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN

                         NOTES TO FINANCIAL  STATEMENTS

                           DECEMBER 31, 1998 and 1997


NOTE 1 - DESCRIPTION OF THE PLAN:

The Nalco Chemical Company Profit Sharing, Investment and Pay Deferral Plan (the
Plan) is a voluntary contribution, individual account plan, which covers substantially all Nalco Chemical Company (the Company) employees. No service requirement exists before an employee is eligible to participate in the Plan. Pursuant to section 6 of the Plan document, profit sharing contributions are at the discretion of the Company. The Company has not contributed to the Plan since January 1, 1990. The Plan also accepts transfers of Company common stock and cash from the Employee Stock Ownership Plan for retirees.

The Plan includes eight investment alternatives: the Nalco Stock Fund, the U.S. Government Money Market Fund, the Stable Capital Fund, the Bond Index Fund, the Balanced Fund, the Growth and Income Fund, the EuroPacific Fund, and the Equity Index Fund. A participant who has attained the age of 50 can transfer once per calendar year a minimum of 10% of his balance from the Nalco Stock Fund to any of the other funds in the Plan. The maximum allowable transfer is determined by the Employee Benefit Plan Administration Committee (EBPAC). Participants electing to make tax-deferred contributions through cash or salary deductions have the option of investing these contributions in a combination of any of the funds. Participants can transfer assets acquired with their contributions at their discretion.

A participant can also make contributions which are not tax-deferred through payroll deductions or a lump-sum investment. All participant contributions vest immediately, and participants are entitled to their entire account balance upon retirement, termination, disability, or death as a lump-sum payment (or in semi-annual stock installments for shares in the Nalco Stock Fund).

Participants are allowed to borrow from the Plan, provided the amount does not exceed the lesser of one-half the vested Plan balance of the participant, or $50,000. The length of the loan is decided by the employee, subject to certain governmental restrictions, and the interest charged is determined by EBPAC and communicated to the participants in writing.

At December 31, 1998, employees participating in the Plan had invested in the available funds as follows (some have investments in more that one fund):

                                                     1998             1997
                                                     ----             ----
Total employees participating                        3,123            3,175

     Nalco Stock Fund                                2,232            2,410

     U.S. Government Money Market Fund                 252              236

     Stable Capital Fund                             1,227            1,443

     Bond Index Fund                                   512              403

     Balanced Fund                                   1,141            1,135

     Growth and Income Fund                          2,019            2,236

     Equity Index Fund                               1,884            1,723

     EuroPacific Fund                                  861              950

The Company believes that the Plan will continue without interruption, but reserves the right to terminate the Plan at any time. In the event of termination of the Plan, the Nalco Chemical Company Profit Sharing, Investment and Pay Deferral Plan Trust (the Trust) will continue until all of the funds held by The Northern Trust Company (the Trustee) have been distributed to the participants or their beneficiaries. Such distribution will be made in accordance with the provisions of the plan document in effect on the date of its termination.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:
-----------------------------------------

Basis of Accounting
-------------------

The financial statements of the Plan are prepared on the accrual basis of accounting, except for benefit payments to former participants which are recorded when paid as noted below.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities and the periods in which certain items of revenue and expense are included. Actual results may differ from such estimates.

Withdrawals by Participants
---------------------------

Withdrawals by participants include benefit payments and transfers out of the plan.

Valuation of Investments
------------------------

All investments, except for group annuity contract deposits, are valued by the Trustee based on the closing market value on the last business day of the plan year. The group annuity contract deposits are stated at estimated fair value, which represents contributions made under the contracts at original cost plus interest at the contract rate. The insurance companies are contractually liable for the contract value provided the investment remains with the insurance company.

Amounts Due Participants
------------------------

In accordance with ERISA requirements for reporting by employee benefit plans, benefit payments to former participants are recorded when paid. Accordingly, at December 31, 1998 and 1997, the following amounts have been allocated to the individual accounts of withdrawing participants, but not recorded as liabilities on the Statements of Net Assets Available for Plan Benefits or withdrawals by participants in the Statements of Changes in Net Assets Available for Plan
Benefits:

                                                  1998               1997
                                                  ----               ----
 Nalco Stock Fund                             $ 2,921,359          $244,098

 U.S. Government Money Market Fund                406,770             ---

 Stable Capital Fund                            3,542,950           267,323

 Bond Index Fund                                1,001,777             ---

 Balanced Fund                                  1,238,192             5,193

 Growth and Income Fund                         2,362,312           155,336

 Equity Index Fund                              3,478,265            25,192

 EuroPacific Fund                               1,254,898            30,375
                                              -----------          --------
                                              $16,206,523          $727,517
                                              ===========          ========

The preceding accounting treatment results in a difference between these financial statements and the Form 5500 as these amounts have been recorded as liabilities as of December 31, 1998 and 1997, and have been included in the benefits paid for the respective years on the Form 5500.

NOTE 3 - INVESTMENTS:
---------------------

The cost of investments and number of shares or units held at December 31, 1998 and 1997 were as follows:

                                                                    1998                           1997
                                                      --------------------------------------------------------------
                                                        Shares or Units      Cost      Shares or Units      Cost
                                                      --------------------------------------------------------------
Nalco Chemical Company Common Stock                         2,422,741    $ 39,900,109      2,480,223    $ 37,146,056

American Balanced Fund                                      1,139,171      16,815,917      1,139,119      16,371,281

American EuroPacific Fund                                     363,485       9,468,874        456,076      11,570,309

Dreyfus Government Money Market Instruments                 3,735,295       3,735,295      2,676,600       2,676,600

Hartford Annuity Contract Deposit                              ----            ----        2,563,076       2,563,076

Life of Georgia Contract Deposit                               ----            ----        6,282,171       6,282,171

Pacific Mutual Contract Deposit                             3,358,097       3,358,097      3,149,032       3,149,032

Provident Contract Deposit                                     ----            ----        3,723,764       3,723,764

Sun Life America Contract Deposit                              ----            ----        2,191,985       2,191,985

Allamerica Group Annuity Contract Deposit                   2,443,220       2,443,220      4,522,389       4,522,389

Ohio National Group Annuity Contract Deposit                3,180,910       3,180,910      2,979,775       2,979,775

Protective Life Group Annuity Contract Deposit                 ----            ----        2,892,390       2,892,390

Chase Bank Group Annuity Contract Deposit                   2,011,812       2,011,812         ----            ----

J.P. Morgan Group Annuity Contract Deposit                 10,000,000      10,000,000     10,000,000      10,000,000

New York Life Group Annuity Contract Deposit                5,892,661       5,892,661      5,553,351       5,553,351

Union Bank of Switzerland Group Annuity Contract
  Deposit                                                   2,021,363       2,021,363         ----            ----

Principal Mutual Group Annuity Contract Deposit             4,632,360       4,632,360      5,581,170       5,581,170

Transamerica Group Annuity Contract Deposit                 1,622,541       1,622,541      1,526,821       1,526,821

Union Bank of Switzerland Group Annuity Contract
  Deposit                                                   1,781,133       1,781,133         ----            ----

Neuberger & Berman Guardian Fund                            2,241,807      51,243,797      2,570,243      58,104,493

Barclays Equity Index Fund                                  1,677,253      37,609,255      1,437,519      26,606,279

Barclays Government/Corporate Bond Index Fund                 503,477       6,881,435        294,949       3,553,220

The Northern Trust Company Collective Short-Term
  Investment Fund                                          26,512,592      26,512,592     10,500,682      10,500,682
                                                                         ------------                   ------------
                    Total                                                $229,111,371                   $217,494,844
                                                                         ============                   ============

Individual investments that represent 5% or more of the fair value of net assets available for plan benefits at December 31, 1998 are as follows:

                                                           Shares or Units     Cost         Fair Value
                                                         -----------------------------------------------
Nalco Chemical Company Common Stock                           2,422,741     $39,900,109     $75,104,971

Barclays Equity Index Fund                                    1,677,253      37,609,255      56,355,707

Neuberger & Berman Guardian Fund                              2,241,807      51,243,797      50,261,302

Northern Trust Collective Short-Term Investment Funds        26,512,592      26,512,592      26,512,592

American Balanced Fund                                        1,139,171      16,815,917      17,953,331


NOTE 4 - TRANSACTIONS WITH RELATED PARTY:
-----------------------------------------

Certain expenses pertaining to the operation of the Plan are paid by the Company and are not charged against the assets or income of the Plan. In addition, various administrative, legal, and accounting services are performed by Company personnel on behalf of the Plan. No charges are made to the Plan for these services.


NOTE 5 - INCOME TAX STATUS:
---------------------------

The Internal Revenue Service issued a letter of determination dated July 17, 1995 stating the Plan is qualified under section 401(a) of the Internal Revenue Code (the Code) and is, therefore, exempt from federal income taxation under section 501(a) of the Code. Participants are not subject to federal income tax until amounts are distributed to them.

NOTE 6 - GROUP ANNUITY CONTRACTS:
---------------------------------

The fair value of group annuity contract deposits at December 31, 1998 and 1997 was comprised of the following:

                                                                                                December 31,
                                                                                             1998         1997
                                                                                          -----------  -----------
Chase Bank contract deposit, #401039, due 10/15/2006 (5.83% in 1998)                      $ 2,011,812         ----
Hartford contract deposit, GA10156, due 12/21/1998 (4.87% in 1997)                               ----  $ 2,563,076
Life of Georgia contract deposit, FR101, due 9/9/1999 (5.93% in 1997)                            ----    6,282,171
Pacific Mutual contract deposit, G-2608401, due 6/1/1998 (6.65% in 1998 and 1997)           3,358,097    3,149,032
Provident contract deposit, #627-0569-201A, due 6/1/1999 (6.21% in 1997)                         ----    3,723,764
Sun Life America contract deposit, #4656, due 7/25/1998 (6.58% in 1997)                          ----    2,191,985
Allamerica contract deposit, GA-91636A, due 2/25/2001 (8.05% in 1998 and 1997)              2,443,220    4,522,389
Ohio National contract deposit, #5708, due 12/1/1997 (6.75% in 1998 and 1997)               3,180,910    2,979,775
Protective Life contract deposit, GA1191, due 6/1/1998 (5.85% in 1997)                           ----    2,892,390
J.P. Morgan contract deposit, NALCO-01, due 6/1/2000 (3.93% in 1998 and 5.50%              10,000,000   10,000,000
  in 1997)
New York Life contract deposit, #30481, due 6/30/1999 (6.11% in 1998 and 1997)              5,892,661    5,553,351
Union Bank of Switzerland contract deposit, #2462, due 3/15/2008 (5.89% in 1998)            2,021,363         ----
Union Bank of Switzerland contract deposit, #2437 (6.15% in 1998)                           1,781,133         ----
Transamerica Life contract deposit, S1393-00, due 1/30/1998 (6.13% in 1997)                      ----    1,526,821
Transamerica Life contract deposit, #76772-00, due 7/15/2002 (6.08% in 1998)                1,622,541         ----
Principal Mutual contract deposit, #4-23183, due 12/31/2000 (6.41% in 1998 and 1997)        4,632,360    5,581,170
                                                                                          -----------  -----------
                                                                                          $36,944,097  $50,965,924
                                                                                          ===========  ===========

Average yields for the above contracts are not calculated as the rates are guaranteed. No valuation reserve was established in 1998 or 1997 as the companies listed all maintain at least an A+ credit rating.

NOTE 7 - STATEMENTS OF NET ASSETS:
----------------------------------

The statements of net assets available for plan benefits by fund as of December 31, 1998 and 1997 are as follows:

                            NALCO CHEMICAL COMPANY
                            ----------------------
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------
          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND
          -----------------------------------------------------------
                            AS OF DECEMBER 31, 1998
                            -----------------------

                                               U.S. Govt
                                 Nalco Stock   Money Mkt  Stable Capital   Bond Index    Balanced
                                    Fund         Fund          Fund            Fund        Fund
                                 -----------  ----------  --------------   ---------- -------------
Investments, at fair value:

Nalco Chemical Company
 common stock                    $74,698,933

Mutual funds                                  $3,735,295                                $17,953,331

Group annuity contract
 deposits                                                    $36,944,097

Bank commingled mutual
 funds                                                                     $7,406,152

Collective short-term
 investment fund                   1,967,849          19      24,362,769            6            60
                                 -----------  ----------     -----------   ----------   -----------

                                  76,666,782   3,735,314      61,306,866    7,406,158    17,953,391

Loans receivable from
 participants

Due from Nalco Chemical
 Company Employee Stock
 Ownership Plan                    3,795,959

Accrued income receivable              8,372      12,208         131,400
                                 -----------  ----------     -----------   ----------   -----------

Net assets available for
 plan benefits                   $80,471,113  $3,747,522     $61,438,266   $7,406,158   $17,953,391
                                 ===========  ==========     ===========   ==========   ===========



                                Growth &      Equity Index  EuroPacific    Loan     Clearing
                               Income Fund        Fund        Fund        Account    Account        Total
                               -------------  -----------  -----------  ---------  -----------  ------------
Investments, at fair value:

Nalco Chemical Company
 common stock                                                                         $406,038  $ 75,104,971

Mutual funds                      $50,261,302                $10,322,973                          82,272,901

Group annuity contract
 deposits                                                                                         36,944,097

Bank commingled mutual
 funds                                          $56,355,707                                       63,761,859

Collective short-term
 investment fund                          258           140           98               181,393    26,512,592
                                  -----------   -----------  -----------  ----------  --------  ------------
                                   50,261,560    56,355,847   10,323,071               587,431   284,596,420
Loans receivable from
 participants                                                             $5,417,307               5,417,307

Due from Nalco Chemical
 Company Employee Stock
 Ownership Plan                                                                                    3,795,959

Accrued income receivable                   1             1                              1,704       153,686
                                  -----------   -----------  -----------  ----------  --------  ------------
Net assets available for
 plan benefits                    $50,261,561   $56,355,848  $10,323,071  $5,417,307  $589,135  $293,963,372
                                  ===========   ===========  ===========  ==========  ========  ============

                            NALCO CHEMICAL COMPANY
                            ----------------------
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------
          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND
          -----------------------------------------------------------
                            AS OF DECEMBER 31, 1997
                            -----------------------


                                           U.S. Govt
                             Nalco Stock   Money Mkt    Stable Capital  Bond Index      Balanced
                                Fund          Fund            Fund         Fund           Fund
                             -----------   ----------   --------------  ----------    -----------
Investments, at fair value:

Nalco Chemical Company
 common stock                 $98,123,822

Mutual Funds                               $2,676,600                                $17,861,388

Group annuity contract
 deposits                                                 $50,965,924

Bank commingled mutual
 funds                                                                  $3,964,109

Collective short-term
 investment fund                1,548,151                   8,793,071
                              -----------  ----------     -----------   -----------  -----------

                               99,671,973   2,676,600      59,758,995    3,964,109    17,861,388

Loans receivable from
 participants

Due from Nalco Chemical
 Company Employee
 Stock Ownership Plan              89,410

Accrued income receivable          11,133      11,130         222,764
                              -----------  ----------     -----------   ---------     -----------
Net assets available for
 plan benefits                $99,772,516  $2,687,730     $59,981,759   $3,964,109   $17,861,388
                              ===========  ==========     ===========   ==========   ===========


                               Growth &    Equity Index  EuroPacific    Loan         Clearing
                             Income Fund      Fund         Fund        Account       Account         Total
                             -----------  ------------  -----------  ------------   ---------      ---------

Investments, at fair value:

Nalco Chemical Company                                                                            $ 98,123,822
 common stock
                             $66,569,298                  $11,867,097                               98,974,383
Mutual Funds

Group annuity contract                                                                              50,965,924
 deposits

Bank commingled mutual                       $37,576,753                                            41,540,862
 funds

Collective short-term
 investment fund                                                                      $159,460      10,500,682
                             -----------     -----------  -----------  ----------     --------      ----------

                              66,569,298      37,576,753   11,867,097                  159,460     300,105,673

Loans receivable from                                                  $5,604,934                    5,604,934
 participants

Due from Nalco Chemical
 Company Employee
 Stock Ownership Plan                                                                                   89,410

Accrued income receivable                                                                1,172         246,199
                             -----------     -----------  -----------  ----------     --------     -----------

Net assets available for
 plan benefits               $66,569,298     $37,576,753  $11,867,097  $5,604,934     $160,632    $306,046,216
                             ===========    ============  ===========  ==========     ========    ============


NOTE 8 - STATEMENTS OF CHANGES IN NET ASSETS:
---------------------------------------------

The statements of changes in net assets available for plan benefits by fund for the years ended December 31, 1998 and 1997 are as follows:

                            NALCO CHEMICAL COMPANY
                            ----------------------
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------
    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND
    ----------------------------------------------------------------------
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                     ------------------------------------

                                                      U.S. Govt
                                      Nalco Stock     Money Mkt     Stable Capital       Bond Index  Balanced
                                         Fund           Fund             Fund               Fund       Fund
                                     -------------  ------------   ---------------      ----------- ------------
Sources of net assets:

Contributions by employees              $  666,434      $230,784       $1,570,134      $  343,829   $ 1,456,081

Dividend income                          2,317,710                                                      641,462

Interest income                             84,931       159,560        3,464,421               6            60

Transfers from Nalco Chemical
 Company Employee Stock
 Ownership Plan                          5,077,002

Participant loan repayments                300,782        42,228          696,019          56,158       264,756

Net transfers authorized by
 Participants                            1,531,117     2,362,533        6,953,308       3,408,608    (1,585,343)

Net realized/unrealized
 Appreciation (depreciation) of
  investments                          (19,208,377)                                       449,168     1,239,363
                                      ------------     ---------        ---------      ----------    ----------

 Total sources of net assets            (9,230,401)    2,795,105       12,683,882       4,257,769     2,016,379

Applications of net assets:

 Administrative expenses


 Loans to participants                    (265,316)      (70,520)       (653,718)         (85,903)     (209,479)

 Withdrawals by participants            (9,805,686)   (1,664,793)    (10,573,657)        (729,817)   (1,714,897)
                                      ------------    -----------    ------------      ----------   -----------


Increase (decrease) in net assets
 available for plan benefits           (19,301,403)    1,059,792        1,456,507       3,442,049        92,003

Net assets available for plan
 benefits at beginning of period        99,772,516     2,687,730       59,981,759       3,964,109    17,861,388
                                      ------------   -----------     ------------      ----------   -----------

Net assets available for plan
 benefits at end of period            $ 80,471,113   $ 3,747,522     $ 61,438,266      $7,406,158   $17,953,391
                                      ============   ===========     ============      ==========   ===========


                                       Growth &     Equity Index   EuroPacific      Loan        Clearing
                                      Income Fund       Fund           Fund        Account      Account         Total
                                      -------------  -------------  ------------  -----------  ------------  -----------
Sources of net assets:

Contributions by employees            $  4,991,481    $ 4,264,730   $ 1,046,285                $ 2,755,801   $ 17,325,559

Dividend income                            327,015                      140,419                      2,971      3,429,577

Interest income                                260            141            98   $  481,831        17,206      4,208,514

Transfers from Nalco Chemical
 Company Employee Stock
 Ownership Plan                                                                                                 5,077,002

Participant loan repayments                946,033        628,373       188,647                     41,235      3,164,231

Net transfers authorized by
 Participants                          (17,381,895)     7,611,540    (2,899,868)                                        0

Net realized/unrealized
 Appreciation of investments               926,877     11,462,110     1,332,169                     (1,136)    (3,799,826)
                                      ------------    -----------   -----------   ----------   -----------   ------------

 Total sources of net assets           (10,190,229)    23,966,894      (192,250)     481,831     2,816,077     29,405,057

Applications of net assets:

 Administrative expenses                                                                           (36,661)       (36,661)


 Loans to participants                    (770,324)      (588,593)     (126,675)                   (47,001)    (2,817,529)

 Withdrawals by participants            (5,347,184)    (4,599,206)   (1,225,101)    (669,458)   (2,303,912)   (38,633,711)
                                      ------------    -----------   -----------   ----------   -----------   ------------


Increase (decrease) in net assets
 available for plan benefits           (16,307,737)    18,779,095    (1,544,026)    (187,627)      428,503    (12,082,844)

Net assets available for plan
 benefits at beginning of period        66,569,298     37,576,753    11,867,097    5,604,934       160,632    306,046,216
                                      ------------    -----------   -----------   ----------   -----------   ------------

Net assets available for plan
 benefits at end of period            $ 50,261,561    $56,355,848   $10,323,071   $5,417,307   $   589,135   $293,963,372
                                      ============    ===========   ===========   ==========   ===========   ============

                             NALCO CHEMICAL COMPANY
                             ----------------------
                PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
                ------------------------------------------------
     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND
     ----------------------------------------------------------------------
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      ------------------------------------

                                           U.S. Govt
                            Nalco Stock    Money Mkt   Stable Capital   Bond Index     Balanced     Growth &
                                Fund         Fund           Fund           Fund          Fund      Income Fund
                                ----         ----           ----           ----          ----      -----------
Sources of net assets:

Contributions by
  employees                 $   685,190   $   146,442   $  1,983,419    $  210,068   $ 1,267,695   $ 5,085,028

Dividend income               2,636,406                                                  548,267       394,153

Interest income                  70,793       113,949      3,832,273

Transfers from Nalco
  Chemical Company
  Employee Stock
  Ownership Plan                934,736

Participant loan
  repayments                    314,074        36,515        751,828        25,393       232,327       962,815

Net transfers
  authorized by
  participants               (8,883,795)    1,977,860     (4,764,197)      871,764     1,854,982     2,339,787

Net realized/unrealized
  appreciation of
  investments                 9,435,900                                    263,048     2,331,498     9,336,785
                            -----------   -----------   ------------    ----------   -----------   -----------
 Total sources of net
  assets                      5,193,304     2,274,766      1,803,323     1,370,273     6,234,769    18,118,568

Applications of net
  assets:

  Administrative expenses

  Loans to participants        (325,059)      (79,929)      (680,636)      (34,575)     (242,850)   (1,032,061)

  Withdrawals by
    participants             (9,181,013)   (1,427,545)   (10,243,931)     (271,173)   (1,193,170)   (6,124,036)
                            -----------   -----------   ------------    ----------   -----------   -----------
Increase (decrease) in
   net assets available
   for plan benefits         (4,312,768)      767,292     (9,121,244)    1,064,525     4,798,749    10,962,471

Net assets available
  for plan benefits at
  beginning of period        104,085,284    1,920,438     69,103,003     2,899,584    13,062,639    55,606,827
                            ------------  -----------   ------------    ----------   -----------   -----------
Net assets available
  for plan benefits at
  end of period             $ 99,772,516  $ 2,687,730   $ 59,981,759    $3,964,109   $17,861,388   $66,569,298
                            ============  ===========   ============    ==========   ===========   ===========


                               Equity Index     EuroPacific         Loan         Clearing
                                   Fund            Fund           Account         Account         Total
                                   ----            ----           -------         -------         -----
Sources of net assets:

Contributions by
  employees                    $ 3,077,632      $ 1,221,567                      $ 726,337     $ 14,403,378

Dividend income                                     194,558                            694        3,774,078

Interest income                                                  $  459,017         16,718        4,492,750

Transfers from Nalco
  Chemical Company
  Employee Stock
  Ownership Plan                                                                                    934,736

Participant loan
  repayments                       460,623          188,787                         28,471        3,000,833

Net transfers
  authorized by
  participants                   6,310,004          293,698                           (103)               0

Net realized/unrealized
  appreciation of
  investments                    8,112,811          688,912                            469       30,169,423
                               -----------      -----------      ----------      ---------     ------------
 Total sources of net
  assets                        17,961,070        2,587,522         459,017        772,586       56,775,198

Applications of net
  assets:

  Administrative expenses                                                          (71,324)         (71,324)

  Loans to participants           (449,899)        (190,632)                        81,197       (2,954,444)

  Withdrawals by
    participants                (2,416,924)        (789,133)       (126,621)    (1,035,901)     (32,809,447)
                               -----------      -----------      ----------      ---------     ------------
Increase (decrease) in
   net assets available
   for plan benefits            15,094,247        1,607,757         332,396       (253,442)      20,939,983

Net assets available
  for plan benefits at
  beginning of period           22,482,506       10,259,340       5,272,538        414,074      285,106,233
                               -----------      -----------      ----------      ---------     ------------
Net assets available
  for plan benefits at
  end of period                $37,576,753      $11,867,097      $5,604,934      $ 160,632     $306,046,216
                               ===========      ===========      ==========      =========     ============

                                                                      SCHEDULE I
                                                                      ----------
                             NALCO CHEMICAL COMPANY
                             ----------------------
                PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
                ------------------------------------------------
                            ITEM 27A--SCHEDULE OF
                            ---------------------
                      ASSETS HELD FOR INVESTMENT PURPOSES
                      -----------------------------------
                            AS OF DECEMBER 31, 1998
                            -----------------------

Identity of Issuer                                             Description of Investment                  Fair Value       Cost
-----------------------------------------------  ------------------------------------------------------  ------------  ------------
*Nalco Chemical Company                          2,422,741  shares of common stock                       $ 75,104,971  $ 39,900,109

Chase Bank                                       Group annuity contract deposit, #401039, 5.83%,            2,011,812     2,011,812
                                                    due 10/15/2006

Union Bank of Switzerland                        Group annuity contract deposit, #2462, 5.89%, due          2,021,363     2,021,363
                                                    3/15/2008

Pacific Mutual                                   Group annuity contract deposit, G-2608401, 6.65%,          3,358,097     3,358,097
                                                    due 6/1/1998

Union Bank of Switzerland                        Group annuity contract  deposit, #2437,  6.15%,            1,781,133     1,781,133

Allamerica                                       Group annuity contract deposit, GA-91636A, 8.05%, due      2,443,220     2,443,221
                                                    2/25/2001

Ohio National                                    Group annuity contract deposit, #5708, 6.75%, due          3,180,910     3,180,910
                                                    12/1/1997

J.P. Morgan                                      Group annuity contract deposit, NALCO-01, 3.93%, due      10,000,000    10,000,000
                                                    6/1/2000

New York Life                                    Group annuity contract deposit, #30481, 6.11%, due         5,892,661     5,892,661
                                                    6/30/1999

Principal Mutual                                 Group annuity contract deposit, #4-23183, 6.41%, due       4,632,360     4,632,360
                                                    12/31/2000

Transamerica Life                                Group annuity contract deposit, #76772-00, 6.08%, due      1,622,541     1,622,541
                                                    7/15/2002

American                                         American EuroPacific Growth Fund - 363,485 shares         10,322,973     9,468,874

                                                 American Balanced Fund - 1,139,171 shares                 17,953,331    16,815,917

Dreyfus                                          U.S. Government Money Market Fund                          3,735,295     3,735,295

Neuberger & Berman                               Guardian Fund - 2,241,807 shares                          50,261,302    51,243,797

Barclays Global Investors                        Barclays Equity Index Fund - 1,677,253 shares             56,355,707    37,609,255

                                                 Barclays Bond Index Fund -  503,477 shares                 7,406,152     6,881,435

*The Northern Trust Company                      Collective Short-Term Investment Fund                     26,512,592    26,512,592

*Participant loans                               Participant loans, average interest rate of 9.27%          5,417,307     5,417,307
                                                                                                         ------------  ------------
 .                                                                                                        $290,013,727  $234,528,679
                                                                                                         ============  ============

*Party-in-interest to the Plan

                                                                     SCHEDULE II
                                                                     -----------
                             NALCO CHEMICAL COMPANY
                             ----------------------
                PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
                ------------------------------------------------
                 ITEM 27D--SCHEDULE OF REPORTABLE TRANSACTIONS
                 ---------------------------------------------
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      ------------------------------------



                                                                                      Expenses              Value of
                                                                                      Incurred     Cost     Asset on
                                                                                        With        of     Transaction    Net Gain
Identity of Party Involved    Description of Asset    Purchase Price  Selling Price  Transaction   Asset     Date        (Loss)
--------------------------    --------------------    --------------  -------------  -----------  -------    ----       ---------


Category (iii) - A series of security transactions
--------------------------------------------------
 in excess of 5% of the current value of plan assets:
 ----------------------------------------------------

Neuberger & Berman Management    Neuberger & Berman
                                 Guardian Equity Fund:

                                      84 purchases       14,202,384                             14,202,384   14,202,384

                                      172 sales                          23,923,988             21,065,580   23,923,988   2,858,408


The Northern Trust Company       Collective Short-Term
                                 Investment Fund:

                                      350 purchases     120,659,457                            120,659,457  120,659,457

                                      401 sales                          97,958,848             97,958,848   97,958,848


Barclays Global Investors        Barclays Equity Index Fund:

                                      163 purchases      21,245,791                             21,245,791   21,245,791

                                      97 sales                           13,928,946             10,242,815   13,928,946   3,686,131



There were no reportable category (i), (ii), or (iv) transactions for the year ended December 31, 1998.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              PROFIT SHARING, PAY DEFERRAL
                                                   AND INVESTMENT PLAN OF
                                                  NALCO CHEMICAL COMPANY

                                         BY /s/ J.F. LAMBE
                                            -----------------------------
                                            Member, Employee Benefit Plan
                                            Administration Committee


Dated:   March 30, 1999